AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           KMC TELECOM HOLDINGS, INC.

          FIRST: The name of the Corporation is KMC Telecom Holdings, Inc.

          SECOND: The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle.

          THIRD:  The purpose of the  Corporation is to engage in any lawful act
or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware.

          FOURTH:

          A. AUTHORIZED CAPITAL STOCK.

          The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 4,128,800 shares, consisting of 3,000,000 shares of Common Stock with a par value of $0.01 per share ("Common Stock") and 1,128,000 shares of Preferred Stock with a par value of $0.01 per share ("Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter by resolution or resolutions, the designations, preferences and relative participating, optional, or other special rights of the shares of each series and the qualifications, limitations, or restrictions thereon, including, but not limited to, determination of the dividend rights, dividend rates, conversion rights, voting rights, rights in terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof of any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares in such series.

          B. COMMON STOCK.

          1. GENERAL. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock.

          2. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

          3. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holder thereof to receive an equal portion of the net assets of the Corporation available for distribution to holders of Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

          4. VOTING RIGHTS. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

          C. PREFERRED STOCK.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware.

          FIFTH: Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

          SIXTH: The Board of Directors of the Corporation may make By-Laws and from time to time may alter, amend or repeal By-Laws.

          SEVENTH: A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction form which the director derived any improper personal benefit. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          EIGHTH:

          Section 1. POWERS OF DIRECTORS. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The Board may exercise all of the powers of the Corporation except such as are by law, the Certificate of Incorporation or the By-Laws conferred upon or reserved to the stockholders.

          Section 2. NUMBER AND TERM OF OFFICE. The number of directors constituting the entire Board of Directors shall not be less than six nor more than nine. The number of directors shall be fixed from time to time by resolution of the Board of Directors.

          Section 3. RESIGNATIONS. Any director or member of a committee of the Board may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman of the Board, if one is elected, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          Section 4. REMOVAL. Any director or the entire Board of Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all of the shares of stock outstanding and entitled to vote for the election of directors at any annual or special meeting of stockholders called for that purpose. Vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority of the stockholders entitled to vote for directors, or if not so filled, by the directors as provided in Section 5 below.

          Section 5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies in the office of any director or member of a committee of the Board of Directors and newly created directorships may be filled by a majority vote of the remaining directors in the office. Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualified or until his earlier resignation or removal. However, the directors may not fill the vacancy created by removal of a director by electing the director so removed.

          Section 6. PLACE OF MEETING. The Board of Directors may hold its meetings at such places and times as the Board of Directors from time to time shall determine.

          Section 7. REGULAR MEETINGS. No notice shall be required for any regular meeting of the Board of Directors; however, if the item or place of any regular meeting shall be changed, notice shall be given to each Director at least two days before the meeting.

          Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the Chairman of the Board, if one is elected, the President or by the Secretary on the written request of any two directors and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.

          Section 9. QUORUM, VOTING AND ADJOURNMENT. A majority of the entire Board of Directors of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or committee thereof. The vote of the majority of the directors present at any meeting of the Board of Directors or committee at which a quorum is present shall be the act of the Board of Directors or committee. If at any meeting of the Board or committee there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

          Section 10. ORGANIZATION. The Chairman of the Board, if one is elected, or, in his absence or the vacancy of such office, the President, shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, a Chairman shall be elected by the Directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the Directors. In the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

          Section 11. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, to replace any absent or disqualified member of any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent specified by resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-Laws; and unless otherwise expressly provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          Section 12. CONFERENCE TELEPHONE MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or by the By-Laws, the members of the Board of Directors or any committee thereof, may participate in a meeting of the Board or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          Section 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing.

          Section 14. COMPENSATION. Directors shall be entitled to receive and be paid for their services of such compensation as the Board of Directors may determine. Any director may serve the Corporation in any other capacity as an officer, agent or otherwise, and receive compensation therefor.

          Section 15. SPECIAL CLASSIFICATION PROVISIONS.

          (a) Notwithstanding anything to the contrary in the preceding provisions of this Article EIGHTH, (but subject to such requirements as may, from time to time, be specified in the terms of any outstanding series of Preferred Stock), the provisions of this Section 15 shall govern the number, election and removal of the members of the Board of Directors and any committees thereof (and the filling of vacancies on the Board of Directors and any committees thereof) until such time as the aggregate number of shares of Common Stock that are outstanding and owned by Nassau Capital Partners, L.P. and its affiliates ("Nassau") or subject to issuance upon conversion of outstanding shares of Preferred Stock ("Nassau Common Stock") ceases to represent at least five percent of the aggregate number of outstanding shares of all classes of Common Stock on a fully converted basis.

          (b) The number of directors constituting the entire Board of Directors shall be six or such greater number (not exceeding nine), or such greater number as may be required, from time to time, by the terms of any outstanding series of Preferred Stock as shall be specified in a resolution of the Board of Directors approved by the Board of Directors; PROVIDED that so long as there shall be at least one Kamine Director (as hereinafter defined), the affirmative vote of the Kamine Directors shall be required, and so long as there shall be at least one Nassau Director (as hereinafter defined), the affirmative vote of the Nassau Directors shall be required.

          (c) Subject to the provisions of paragraph (h), three of the directors of the Corporation (the "Kamine Directors") shall be elected by Harold N. Kamine and his affiliates ("Kamine") voting their Common Stock ("Kamine Common Stock") separately as a class; provided that one of the Kamine Directors shall be the President and Chief Executive Officer of the Corporation, elected from time to time pursuant to Article IV of the By-Laws. Subject to the provisions of paragraph (h), three of the directors of the Corporation (the "Nassau
Directors") shall be elected by holders of Nassau Common Stock, voting separately as a class. Subject to the provisions of paragraph (h) and to such requirements as may, from time to time, be specified in the terms of any outstanding series of Preferred Stock, any other directors of the Corporation to be elected shall be elected by holders of Kamine Common Stock and Nassau Common Stock voting together as a single class.

          (d) No Kamine Director may be removed, whether for or without cause, except by the affirmative vote of a majority in voting power of the outstanding shares of Kamine Common Stock voting separately as a class. No Nassau Director may be removed, whether for or without cause, except by the affirmative vote of a majority in voting power of the outstanding shares of Nassau Common Stock voting as a separate class.

          (e) If as a result of death, removal or resignation, any vacancy shall exist among the Kamine Directors or Nassau Directors, as the case may be, such vacancy shall be filled by the holders of Kamine Common Stock or Nassau Common Stock, respectively, voting as a separate class.

          (f) A quorum for the transaction of business at any meeting of the Board of Directors or any committee thereof shall require the presence of a majority of the Board of Directors, including at least one Kamine Director and at least one Nassau Director.

          (g) The members of each committee of the Board of Directors shall include an equal number of Kamine Directors and Nassau Directors.

          (h) (1) From and after the date that Nassau and its affiliates own in the aggregate Shares representing less than two-thirds of the shares of Nassau Common Stock initially issued to them, Nassau shall have the right to elect or remove only two (2) directors for election or removal (and shall cause one of the Nassau Directors to resign), (ii) from and after the date that Nassau and its affiliates own in the aggregate Shares representing less than one-third of the shares of Nassau Common Stock initially issued to them, Nassau shall have the right to elect or remove only one (1) director (and shall cause such number of Nassau Directors to resign such that one Nassau Director remains on the Board of Directors) and (iii) at such time as Nassau and affiliates owns less than 5% of the shares of Nassau Common Stock initially issued them on a fully diluted basis (taking into account the conversion prices then in effect), Nassau shall not be entitled to elect or remove any directors (and shall cause all Nassau Directors to resign).

               (2) Notwithstanding anything herein to the contrary, (i) from and after the date that Kamine and his affiliates own in the aggregate Shares representing less than two-thirds of the shares of Kamine Common Stock originally issued to them, Kamine shall have the right to elect or remove only two (2) directors (and shall cause one of the Kamine Directors to resign), (ii) from and after the date that Kamine and his affiliates own in the aggregate Shares representing less than one-third of the shares of Kamine Common Stock originally issued to them, Kamine shall have the right to elect or remove only one (1) director (and shall cause such number of Kamine Directors to resign such that one Kamine Director remains on the Board of Directors) and (iii) at such time as Kamine and his affiliates own less than 5% of the shares of Kamine Common Stock originally issued to them, Kamine shall not be entitled to elect or remove any directors (and shall cause all Kamine Directors to resign).

               (3) If any director resigns pursuant to the provisions of paragraphs (h)(1) and (h)(2), unless the number of directors constituting the entire Board of Directors shall be reduced in accordance with paragraph (b), the Board of Directors shall fill any vacancy for the unexpired term of the Director who has resigned and thereafter the holders of the Common Stock shall elect any such Director.

          NINTH: In addition to such other voting requirements as may be specified by the General Corporation Law of the State of Delaware, no provision of Article EIGHTH or this Article NINTH may be amended, altered or repealed except by affirmative vote of a majority in voting power of the Kamine Common
Stock and Nassau Common Stock (as defined in Article EIGHTH), each voting separately as a class.

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KMC TELECOM HOLDINGS, INC.

                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE


          KMC TELECOM HOLDINGS, INC., a corporation organized and existing under and by virtue of General Corporation Laws of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

          FIRST: That the name of the Corporation is KMC TELECOM HOLDINGS, INC.

          SECOND: That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 17, 1997, and that an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware at 12:00 p.m. on September 22, 1997, and that a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware at 10:00 a.m. on November 5, 1997, and that a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware at 9:30 a.m. on February 4, 1999, and that a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware at 3:30 p.m. on April 30, 1999, and that a Certificate of Correction filed to correct the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware at 11:45 a.m. on May 6, 1999.

          THIRD: That the Board of Directors of the Corporation, by unanimous written consent in lieu of meeting, adopted a resolution amending the Certificate of Incorporation and adopting the Amended and Restated Certificate of Incorporation as set forth in Exhibit A hereto as the Certificate of Incorporation of the Corporation. The stockholders of the Corporation duly approved the Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228 and 242 of the General Corporation of the State of Delaware.

          IN WITNESS WHEREOF, KMC TELECOM HOLDINGS, INC. has caused this certificate to be duly executed by its ____________________ this ___ day of __________, 1999.


                                        KMC TELECOM HOLDINGS, INC



                                        By:___________________________
                                        Name: ________________________
                                        Title:________________________